Exhibit 23.1

KPMG LLP
345 Park Avenue
New York, NY 10154-0102

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the registration statement (No. 333-XXXXXXX) on Form S-8 of our report dated March 11, 2024, with respect to the consolidated financial statements of Lexeo Therapeutics, Inc..

/s/ KPMG LLP

New York, New York

March 11, 2024

KPMG LLP, a Delaware limited liability partnership and a member firm of the KPMG global organization of independent member firms affiliated with

KPMG International Limited, a private English company limited by guarantee.